UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2012

 FIRST CORPORATION

(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom

 (Address of principal executive offices)

(403) 467-2356

(Registrant’s telephone number)

Item 1.01. Entry into a Material Definitive Agreement

Effective June 4, 2012, First Corporation entered into a Securities Purchase Agreement with ISI Nominees Limited, pursuant to which it issued to ISI Nominees Limited a Convertible Note in the original principal amount of $500,000. The funds were used to fund the payment of the purchase price of First Corporation’s investment in Gecko Landmarks Limited as described under Item 2.01 of this Form 8-K. The note bears interest at a rate of 8% per annum and is convertible at a price of $0.60 per share on ten days’ notice at the investor’s option or at the option of First Corporation if the average closing share price for ten trading days preceding such notice exceeds $1.00.

Effective June 7, 2012, First Corporation entered into a second Securities Purchase Agreement with ISI Nominees Limited, pursuant to which, upon receipt of funds, it intends to issue to ISI Nominees Limited a Convertible Note in the original principal amount of $500,000 representing the second installment toward the purchase price of its investment in Gecko Landmarks Limited. The second Securities Purchase Agreement and note are on the same terms as the initial funding.

ISI Nominees Ltd. is the nominee company of ADM Investor Services Ltd. which lent the funds on behalf of Investa Securities Ltd.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 4, 2012, First Corporation conducted the closing of its Securities Subscription and Option Agreement with Gecko Landmarks Limited, a limited liability company formed under the laws of Finland. First Corporation purchased a 10% equity interest in Gecko Landmarks for an aggregate purchase price of $1,000,000. At the closing, half of the purchase price, or $500,000, was paid in cash with a commitment to fund the remaining $500,000 within two weeks of the closing date. In the event that the balance of the purchase price is not paid, the shares covered by such amount will be cancellable by Gecko. First Corporation has entered into an agreement for the balance of the funding and expects to receive the funds within the time allotted. (See Item 1.01 of this Form 8-K.)

First Corporation also received an option under the agreement to purchase an additional 23% interest in Gecko Landmarks for a price of $3,450,000, exercisable within six months from closing. First Corporation’s directors will have authority to approve the exercise of this option without stockholder approval.

The entity providing the funding for the closing and the beneficial holder of the notes issued and to be issued in connection therewith is Investa Securities through ISI Nominees Ltd. which is the nominee company of ADM Investor Services Ltd. Investa Securities Ltd. is a significant shareholder and noteholder of First Corporation.

Information regarding the transaction, Gecko Landmarks Limited, First Corporation’s business, share ownership, management, compensation and other disclosure relating to the company following the closing is hereby incorporated by reference to its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, its Quarterly Reports on Form 10-Q for each of the quarters ended December 31, 2011 and March 31, 2012 and its Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 8, 2012.

2

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

Financial Statements

The Financial Statements and Selected Historical Financial Information of Gecko Landmarks Limited are hereby incorporated by reference to First Corporation’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on May 8, 2012.

Exhibits

10.1 Form of Securities Purchase Agreement by and between First Corporation, and ISI Nominees Limited.

10.2 Form of Convertible Note issued by First Corporation to ISI Nominees Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2012

First Corporation

/s/ Andrew Clarke
Andrew Clarke, Chief Executive Officer

3